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                                                                  Exhibit (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Equity Trust and ING Investment Funds, Inc.:

We consent to the use of our reports dated July 11, 2003 incorporated herein by reference and to the references to our firm under the headings Financial Highlights in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                            /s/ KPMG LLP


Boston, Massachusetts
June 11, 2004